Exhibit 10.29

COMPENSATION AND INDEMNIFICATION AGREEMENT

This COMPENSATION AND INDEMNIFICATION AGREEMENT is made as of the 18th day of April, 2006 (this “Agreement”) by and among Bruker BioSciences Corporation, a Delaware corporation (the “Corporation”), and each of William A. Linton, M. Christopher Canavan, Jr., Taylor J. Crouch and Daniel S. Dross (each, a “Director” and collectively, the “Directors”).

WHEREAS, the Corporation’s Board of Directors (the “Board of Directors”), at a meeting held on January 31, 2006, appointed the Directors as members of a Special Committee of the Board of Directors of the Corporation (the “Special Committee”) to consider, evaluate, investigate, negotiate the terms and conditions of, recommend to the entire Board of Directors if it considers it in the best interests of the stockholders of the Corporation unaffiliated with the Laukien family to do so, and reject it if it considers it in the best interests of the stockholders to do so, a possible acquisition by the Corporation of Bruker Optics Inc., a Delaware corporation (the “Transaction”), and to make such reports to the entire Board of Directors at such times and in such manner as the Special Committee considers appropriate with respect to such possible transaction;

WHEREAS, in order to induce the Directors to serve on the Special Committee and to accept the additional duties, responsibilities and burdens of such service, the Corporation wishes to provide them with the compensation and indemnification arrangements set forth herein; and

WHEREAS, the Directors are willing to serve and continue to serve on the Special Committee on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto do hereby agree as follows:

Section 1.    Service on the Special Committee.  Each Director hereby agrees to serve as a member of the Special Committee on the terms provided for herein so long as such appointment by the Board shall remain in effect.  Each Director may, however, resign from such position at any time and for any reason.  The Corporation’s obligation to indemnify each such Director as set forth in this Agreement shall continue in full force and effect notwithstanding any such termination of appointment or resignation.

Section 2.    Compensation and Expense Reimbursement.  In return for his services as a member of the Special Committee, each Director shall be entitled to receive from the Corporation compensation in the amount of $60,000 ($70,000 in the case of Mr. Linton, Chairman of the Special Committee).  In addition, each Director shall be reimbursed by the Corporation for his reasonable out-of-pocket travel and other expenses incurred in connection with his service on the Special Committee.

Section 3.    General Indemnification.

(a)   Article 10 of the Corporation’s By-Laws currently provides members of the Board of Directors with the following general right to indemnification:

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)   The Corporation hereby confirms that the rights conferred upon the members of its Board of Directors pursuant to Article 10 of its By-Laws are fully applicable to the Directors in their capacity as members of the Special Committee.  Any subsequent amendment to such By-Laws which is intended to diminish, or has the effect of diminishing, the rights of directors to indemnification shall not be applicable to the Directors for their service on the Special Committee, whether such service was rendered before or after the adoption of such amendment.

(c)   The Corporation hereby agrees to indemnify and hold harmless (including, without limitation, by advancement of expenses) each Director with respect to his service on, and any matter or transaction considered by, the Special Committee to the fullest extent authorized or permitted by law.

(d)   In addition to (but not in duplication of) the general right to indemnification set forth in Article 10 of its By-Laws and this Section 3, and any other rights to indemnification to which the Directors are entitled under applicable law or otherwise, the Corporation hereby agrees to provide each Director with respect to his service on, and any matter or transaction considered by, the Special Committee the specific rights to indemnification set forth in Section 4 through Section 11 of this Agreement.

Section 4.    Indemnification for a Proceeding, etc.

(a)   Proceedings Other Than Proceedings by or in the Right of the Corporation.  Each Director shall be entitled to the rights of indemnification provided in this Section 4(a) if, by reason of his status as a person who is or was a member of the Special Committee or was otherwise a director of the Company (“Corporate Status”), he is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Corporation.  Pursuant to this Section 4(a), each Director shall be indemnified against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.  For purposes of this Agreement, “fines” shall include, without limitation, excise taxes assessed against the Director with respect to an employee benefit plan.

(b)   Proceedings by or in the Right of the Corporation.  Each Director shall be entitled to the rights of indemnification provided in this Section 4(b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor.  Pursuant to this Section 4(b), each Director shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that, if applicable law so provides, no indemnification against such expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which such Director shall have been finally adjudged to be liable to the Corporation unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c)   Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that a Director is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If a Director is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more, but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify such Director against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d)   Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 4(a)-(c), the Corporation shall and hereby does indemnify and hold harmless each Director against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status he is, or is threatened to be made, a party to or participant in any Proceeding (including, without limitation, a Proceeding by or in the right of the Corporation).  The only limitation that shall exist upon the Corporation’s obligations pursuant to this Agreement shall be that the Corporation shall not be obligated to make any payment to a Director that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6, 7 and 8 hereof) to be unlawful under Delaware law.

(e)   Contribution in the Event of Joint Liability.

(i)            Whether or not the indemnification provided in Section 4(a)-(d) hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with any Director (or would be if joined in such action, suit or proceeding), Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring such Director to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against such Director.  The Corporation shall not enter into any settlement of any action, suit or proceeding in which the Corporation is jointly liable with a Director (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against such Director.

(ii)           Without diminishing or impairing the obligations of the Corporation set forth in the preceding subparagraph, if, for any reason, a Director shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with such Director (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by such Director in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation other than such Director who are jointly liable with him (or would be if joined in such action, suit or proceeding), on the one hand, and the Director, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than such Director who are jointly liable with the Director (or would be if joined in such action, suit or proceeding), on the one hand, and the Director, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered.  The relative fault of the Corporation and all officers, directors or employees of the Corporation other than the Director who are jointly liable with him (or would be if joined in such action, suit or proceeding), on the one hand, and the Director, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(iii)          The Corporation hereby agrees to fully indemnify and hold each Director harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation who may be jointly liable with such Director.

Section 5.    Advancement of Expenses and Costs.  If a Director is made or threatened to be made a party to a Proceeding, the Director is entitled, upon written request to the Corporation, to payment or reimbursement by the Corporation, within ten (10) days of receipt of the request, of all reasonable expenses, including, without limitation, attorneys’ fees and disbursements, incurred by the Director, whether prior to or after the final disposition of the Proceeding. Such request shall reasonably evidence the expenses incurred by the Director and shall include or be preceded or accompanied by an undertaking by or on behalf of such Director to repay any expenses advanced if it shall ultimately be determined that such Director is not entitled to such expenses.  Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free and shall be accepted without reference to financial ability to make the repayment.  A Director’s entitlement to such expenses shall include those incurred in connection with any Proceeding by such Director seeking an adjudication pursuant to this Agreement.

Section 6.    Determination of Entitlement to Indemnification or Advances.  It is the intent of this Agreement to secure for each Director rights of indemnity that are as favorable as may be permitted under the law and public policy of the State of Delaware.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether a Director is entitled to indemnification under this Agreement:

(a)   To obtain indemnification (including, without limitation, the advancement of expenses and contribution by the Corporation) under this Agreement, a Director shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to such Director and is reasonably necessary to determine whether and to what extent a Director is entitled to indemnification.  The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that such Director has requested indemnification.

(b)   Upon written request by a Director for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by applicable law, with respect to a Director’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of such Director:  (i) by a majority vote of the Disinterested Directors, even though less than a quorum, or (ii) by Independent Legal Counsel in a written opinion or (iii) by the stockholders.

(c)   If the determination of entitlement to indemnification is to be made by Independent Legal Counsel pursuant to Section 6(b) hereof, the Independent Legal

Counsel shall be selected as provided in this Section 6(c).  The Corporation and its Board of Directors agree that, in the event of an election to use an Independent Legal Counsel under Section 6(b), that such election shall, by virtue of, among other things, their approval of this Agreement, be deemed at the direction of the directors of the Corporation.  The Independent Legal Counsel shall be selected by the Director (unless such Director shall request that such selection be made by the Board of Directors).  Such Director or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation or to the Director, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of “Independent Legal Counsel” as defined in Section 16(b) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel.  If a written objection is made and substantiated, the Independent Legal Counsel selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within thirty (30) days after submission by a Director of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Legal Counsel shall have been selected and not objected to, either the Corporation or the Director may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or such Director to the other’s selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under Section 6(b) hereof.  The Corporation shall pay any and all reasonable fees and expenses of Independent Legal Counsel incurred by such Independent Legal Counsel in connection with acting pursuant to Section 6(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Legal Counsel was selected or appointed.

(d)   The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.   In the event that any action, claim or proceeding to which a Director is a party is resolved in any manner other than by adverse judgment against such Director (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed (unless there is a preponderance of competent evidence to the contrary) that such Director has been successful on the merits or otherwise in such action, suit or proceeding.

(e)   Each Director shall reasonably cooperate with the person, persons or entity making such determination with respect to such Director’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to such Director and reasonably necessary to such determination.  Any Independent Legal Counsel, member of the Board of Directors, or stockholder of the Corporation shall act reasonably and in good faith in making a determination under the Agreement of a Director’s entitlement to indemnification.  Any costs or expenses (including, without limitation, attorneys’ fees and disbursements) incurred by a Director in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to such Director’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold each Director harmless therefrom.

Section 7.    Presumptions and Effect of Certain Proceedings. In making a determination with respect to entitlement or indemnification hereunder, the persons or entity making such determination shall presume (unless there is clear and convincing evidence to the contrary) that a Director is entitled to indemnification under this Agreement if such Director has submitted a request for indemnification in accordance with this Agreement.  If the person(s) so empowered to make such determination shall have failed to make the requested determination within sixty (60) days after receipt by the Corporation of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and such Director shall be absolutely entitled to such indemnification absent actual and material fraud.  A Director shall be deemed to have acted in good faith if such Director’s action is based on the records or books of account of the Corporation, including, without limitation, financial statements, or on information supplied to such Director by the officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation or the Special Committee or on information or records given or reports made to the Corporation or the Special Committee by an independent certified public accountant, by a financial advisor or by an appraiser or other expert selected with reasonable care by the Corporation or the Special Committee.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation shall not be imputed to a Director for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 7 are satisfied, it shall in any event be presumed (unless there is clear and convincing evidence to the contrary) that each Director has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.  Neither the failure of the Company (including by its directors or Independent Legal Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because a Director has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Legal Counsel) that such Director has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that such Director has not met the applicable standard of conduct.  The termination of a Proceeding described in Section 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, (a) establish that the Director does not meet the criteria for entitlement to indemnification set forth in Section 4 hereof or (b) otherwise adversely affect the rights of such Director to indemnification except as may be provided herein.  The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the

Corporation shall not be imputed to a Director for purposes of determining the right to indemnification under this Agreement.

Section 8.    Remedies of Director in Cases of Determination not to Indemnify or to Advance Expenses.  In the event that (a) a determination is made that a Director is not entitled to indemnification hereunder, (b) advancement of expenses is not timely made pursuant to Section 5 hereof, (c) no determination of entitlement to indemnification shall have been made pursuant to Section 6 hereof within ninety (90) days after receipt by the Corporation of the request for indemnification, (d) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Corporation of a written request therefor or (e) payment of indemnification is not made within ten (10) days following a determination of entitlement to indemnification pursuant to Section 6 and Section 7 hereof, such Director shall be entitled to a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of his entitlement to such indemnification or advance.  Such judicial proceeding shall be made de novo and such Director shall not be prejudiced by reason of a determination (if so made) that he is not entitled to indemnification.  If a determination is made or deemed to have been made pursuant to the terms of Section 6 or Section 7 hereof that a Director is entitled to indemnification, the Corporation shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.  The Corporation further agrees to stipulate in any such court that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.  If the court shall determine that a Director is entitled to any indemnification hereunder, the Corporation shall pay all reasonable expenses (including attorneys’ fees) and costs actually incurred by such Director in connection with such adjudication (including, without limitation, any appellate proceedings).   If a director commences a judicial proceeding or arbitration pursuant to this Section 8, such Director shall not be required to reimburse the Corporation for any advances pursuant to Section 5 hereof until a final determination is made with respect to such Director’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).  The Corporation shall indemnify and hold harmless each Director to the fullest extent permitted by law against all expenses and, if requested by such Director, shall (within ten (10) days after the Corporation’s receipt of such written request) advance such expenses to such Director, which are incurred by the Director in connection with any judicial proceeding or arbitration brought by the Director (a) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Corporation’s Certificate of Incorporation or By-Laws now or hereafter in effect or (b) for recovery or advances under any insurance policy maintained by any person for the benefit of the Director, regardless of whether the Director ultimately is determined to be entitled to such indemnification, advance, contribution or insurance recovery, as the case may be.  Interest shall be paid by the Corporation to a Director at the legal rate under Delaware law for amounts which the Corporation indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification (or reimbursement or advancement of any expenses) and ending with the date on which such payment is made to the Director by the Corporation.

Section 9.    Reimbursement for Expenses of Witness.  To the extent that a Director has served as a witness in any Proceeding at a time when such Director has not been made a party to the Proceeding, the Corporation shall reimburse such Director for all expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 10.  Other Rights of Indemnification and Insurance.

(a)   The indemnification and advancement of expenses (including, without limitation, attorneys’ fees) and costs provided by this Agreement shall not be deemed exclusive of any other rights to which any Director may now or in the future be entitled under any agreement, provision of the By-Laws, or provision of the Articles of Incorporation, vote of stockholders or Disinterested Directors of the Corporation, provision of law or otherwise.

(b)   To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees or agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, including, without limitation, the Directors and Officers Liability Insurance Policy, dated August 4, 2005, issued to the Corporation by Genesis Insurance Company (the “Current D&O Policy”), each Director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.  The Corporation hereby covenants and agrees to maintain the Current D&O Policy on terms and subject to conditions at least as favorable to the Directors as the terms and conditions that exist as of the date of this Agreement.  In the event that, notwithstanding the foregoing, the Current D&O Policy is no longer in full force and effect or is otherwise unavailable, the Corporation shall obtain and maintain a policy or policies of insurance providing liability insurance for the Directors on terms and subject to conditions not materially different from, and in no way less favorable to the Directors than, the Current D&O Policy; provided that the Corporation shall not be required to pay an aggregate premium for such insurance coverage in excess of 200% of the amount of the premium for the Current D&O Policy on the date of this Agreement, but shall, in such case, purchase as much coverage as possible for such amount.

Section 11.  Attorneys’ Fees and Other Expenses to Enforce Agreement.  In the event that a Director is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, such Director, if he prevails in whole or in part in such action, shall be entitled to recover from the Corporation and shall be indemnified by the Corporation against, any actual expenses for attorneys’ fees and disbursements reasonably incurred by him.

Section 12.  Duration of Agreement.  This Agreement shall continue until and terminate upon the later of:  (a) ten (10) years after a Director has completed his service as a member of the Special Committee or (b) the final termination of all pending or threatened actions, suits, Proceedings or investigations with respect to the Special Committee.  This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of each Director and his spouse, assigns, heirs, devisees, executors, administrators or other legal representatives.

Section 13.  Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or rceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 14.  Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 15.  Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 16.  Definitions.  For purposes of this Agreement:

(a)   “Disinterested Directors” shall mean a director of the Corporation who is not a member of the Special Committee and who is not at the time a party to the Proceeding in respect of which indemnification is being sought by a Director.

(b)   “Independent Legal Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and who has not represented the Corporation or related organization, or a director, officer, member of a committee of the board or employee, whose indemnification is in issue.  Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or any Director in an action to determine such Director’s right to indemnification under this Agreement. The Corporation agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(c)   “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including, without limitation, a proceeding by or in the right of the Corporation.

Section 17.  Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 18.  Notice by Director.  Each Director agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal or investigative.

Section 19.  Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)   If to Mr. Linton, to:

c/o Bruker BioSciences Corporation

40 Manning Road

Billerica, Massachusetts 01821

with a copy to:

Frederick W. Kanner, Esq.

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, New York 10019

(b)   If to Mr. Canavan, to:

c/o Bruker BioSciences Corporation

40 Manning Road

Billerica, Massachusetts 01821

with a copy to:

Frederick W. Kanner, Esq.

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, New York 10019

(c)   If to Mr. Crouch, to:

c/o Bruker BioSciences Corporation

40 Manning Road

Billerica, Massachusetts 01821

with a copy to:

Frederick W. Kanner, Esq.

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, New York 10019

(d)   If to Mr. Dross, to:

c/o Bruker BioSciences Corporation

40 Manning Road

Billerica, Massachusetts 01821

with a copy to:

Frederick W. Kanner, Esq.

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, New York 10019

(e)   If to the Corporation, to:

Richard M. Stein, Esq.

Nixon Peabody LLP

101 Federal Street

Boston, Massachusetts 02110

or to such other address as may have been furnished to the Directors by the Corporation or to the Corporation by a Director, as the case may be.

Section 20.  Governing Law.  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BRUKER BIOSCIENCES CORPORATION

	By:	/s/ William J. Knight
Name: William J. Knight
Title: Chief Financial Officer

/s/ William A. Linton
William A. Linton

/s/ M. Christopher Canavan
M. Christopher Canavan

/s/ Taylor J. Crouch
Taylor J. Crouch

/s/ Daniel S. Dross
Daniel S. Dross